Exhibit 99.8

PROXY CARD

Colombier Acquisition Corp.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Notice”) and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints Omeed Malik and Joe Voboril, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting (the “Special Meeting”) of the stockholders of Colombier Acquisition Corp. (the “Company” or “Colombier”) to be held virtually on ___________, 2023, at ___ a.m. Eastern Time, accessible at https://www.cstproxy.com/colombierspac/2023, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on _________, 2023, at ______ a.m. Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.cstproxy.com/colombierspac/2023.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

[PRELIMINARY COPY- SUBJECT TO COMPLETION]

PROXY

COLOMBIER ACQUISITION CORP.

THE BOARD OF DIRECTORS OF COLOMBIER RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 11.

(1)	Proposal 1 - The NTA Proposal - To consider and vote on the approval and adoption of the amendments to the current certificate of incorporation of Colombier (as amended from time to time, the “Current Charter”), which amendments (the “NTA Amendments”) shall be effective, if adopted and implemented by Colombier, prior to the consummation of the proposed Business Combination (as defined below), to remove from the Current Charter requirements limiting Colombier’s ability to redeem shares of Colombier Class A Common Stock and consummate an initial business combination if the amount of such redemptions would cause Colombier to have less than $5,000,001 in net tangible assets.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal 2 - The Business Combination Proposal - To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 27, 2023 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among Colombier, Colombier-Liberty Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Colombier (“Merger Sub”), Colombier Sponsor LLC, a Delaware limited liability company (the “Sponsor”), in the capacity as Purchaser Representative (the “Purchaser Representative”) for the purposes set forth in the Merger Agreement, and PSQ Holdings, Inc., a Delaware corporation (“PSQ”), and approve the transactions contemplated thereby, including the merger of Merger Sub with and into PSQ, with PSQ continuing as the surviving corporation and as a wholly-owned subsidiary of Colombier, and the issuance of Colombier securities as merger consideration thereunder, as described in more detail in the accompanying Proxy Statement (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). A copy of the Merger Agreement is attached to the accompanying Proxy Statement as Annex A.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal 3 - The Charter Proposal - To consider and vote upon a proposal to approve and adopt, in connection with the Business Combination, the proposed new amended and restated certificate of incorporation of Colombier (the “Proposed Charter”) in the form attached to the Proxy Statement as Annex B.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)-(7)	Proposals 4 - 7 - The Advisory Charter Proposals - To consider and vote, on an advisory and non-binding basis, on four separate Proposals to approve certain governance provisions in the Proposed Charter. These separate votes are not otherwise required by Delaware law, separate and apart from the Charter Proposal, but are required by SEC guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions.

(4)	Proposal 4

To change the corporate name of the Combined Company to “PSQ Holdings, Inc.” at and from the Closing of the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Proposal 5

To increase the authorized shares of capital stock of the Combined Company to 590,000,000 shares of capital stock, consisting of (a) 500,000,000 shares of Class A Common Stock, (b) 40,000,000 shares of Class C Common Stock and (c) 50,000,000 shares of undesignated preferred stock.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	Proposal 6

To remove certain blank check provisions that will no longer be necessary upon consummation of the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	Proposal 7

To provide for two classes of common stock: the Class A Common Stock and the Class C Common Stock. The Class C Common Stock will be held only by the Michael Seifert, the current Chief Executive Officer of PSQ (“PSQ Founder”) and certain permitted transferees of the PSQ Founder. Holders of Class A Common Stock will be entitled to one vote per share of Class A Common Stock, and holders of Class C Common Stock will be entitled to a number of votes per share of Class C Common Stock held of record by such holder as of the applicable record date equal to (i) (x) the total number of shares of Class A Common Stock entitled to vote on such matter as of the applicable record date, plus (y) one hundred (100); divided by (ii) the total number of shares of Class C Common Stock issued and outstanding as of the applicable record date.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8)	Proposal 8 - The Incentive Plan Proposal - To consider and vote upon a proposal to approve the 2023 Stock Incentive Plan (the “Incentive Plan”) the form of which is attached to the Proxy Statement as Annex D.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(9)	Proposal 9 – ESPP Proposal - To consider and vote upon a proposal to approve the 2023 Employee Stock Purchase Plan (the “ESPP”), the form of which is attached to the Proxy Statement as Annex E.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(10)	Proposal 10 - The NYSE Proposal - To consider and vote upon, for purposes of complying with the applicable listing rules of the New York Stock Exchange (the “NYSE”), the issuance of the shares of Class A Common Stock and Class C Common Stock to be issued in connection with the Business Combination.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(11)	Proposal 11 - The Adjournment Proposal - To consider and vote upon a proposal to adjourn the Colombier Special Meeting to a later date or dates, if necessary, at the determination of the Colombier Board or the chairman of the Colombier Special Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

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